Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement on Form S-1 on Form S-3 (No. 333-262478) of our report dated March 13, 2023 relating to the consolidated financial statements of Dave Inc., appearing in the Annual Report on Form 10-K of Dave Inc. for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

July 6, 2023